Exhibit 10.4

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Information -2011.1.1-Beijing Office of Circulations – Periodical Publication Contract

Contract No.:

Periodical Publication Contract

Name of periodical: China Information Technology Education

Subscription Code: 82-676

Party A: China Information Technology Education Magazine Co., Ltd.

Party B: China Post Beijing Office

Signing Date: July, 2010

Signing Place: Beijing Office of Circulations

Supervised by China Post Group

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Party A: China Information Technology Education Magazine Co., Ltd.

Legal Representative: Li Weifu （李维福）

Contact Person: Ma Jianghua （马江华）

Contact Information: 010 – 8766 3458 forward 8068 / 13601295447

Communication Address: Room 601, BAIC Building, No. 25, East Third Ring South Road, Chaoyang District, Beijing

Contact Number: 010 – 8766 3458 forward 8068 Fax: 010 – 8766 3458 forward 8003

E-mail: yougou@nettime.net.cn

Party B: China Post Beijing Office

Legal Representative: Zhang Ganquan (章干泉)

Contact Person: Wang Huanyu （王环宇）

Contact Information: 6341 9545

Communication Address: No. 126 East Lianhuachi Road, Fengtai District

Contact Number: 6341 9545 / Fax: 6395 2126

E-mail: bjbkfxj@163.com

Through friendly consultation, from Jan. 1, 2011, Party A entrusts Party B to handle the publication of China Information Technology Education (ISSN: 1674 – 2117, Subscription Code: 82 – 676, hereinafter referred to as the magazine). In accordance with Contract Law of the People’s Republic of China and relevant laws and regulations, both Party A and Party B reach the following agreements to abide by mutually.

Article 1 Publication method and scope

1. Party A entrusts Party B to handle the publication service of the magazine by means of subscription and retail.

2. Party A entrusts Party to issue the magazine in China.

3. Party A implements issuance (printing) in different places. Upon approval of authorized circulation service department of China Post Group, Party A can sign supplementary agreements with regional circulation offices for local issuance.

Article 2 Issuance expenses

1. Issuance expenses: for local issuance, the expense shall be 40% of price of the magazine for subscription and 40% of price of the magazine for retail; for nonlocal issuance, the expense shall be 40% of price of the magazine for subscription and 40% of price of the magazine for retail; the issuance expense will be deducted by Party B when settling the payment.

2. Starting point issuance expense: when the issuance quantity fails to reach _ copies, Party B will charge the starting point issuance expense according to _ copies. However, the starting point issuance expense shall be no more than _ of all amounts of actual issuance quantity during the settlement period.

3. Procedure fee for change: for magazine issued in entire China, Party B will charge 1250 Yuan as procedure fee for each change; for magazine issued in the entire province (district, city), Party B will charge 250 Yuan as procedure fee for each change; if the time of notice on change is later than the agreed time in the contract, the change will be treated as emergency. For magazine issued in entire China, Party B will charge 3500 Yuan for each change; for magazine issued in the entire province, Party B will charge 350 Yuan for each change.

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4. Issuance expense for supplementary issue and extra pages: those bound into books will be charged according to issuance expense of main magazine; single page or single folio not bound to books will be charged 0.08 Yuan per sheet; paper larger or smaller than folio will be calculated according to folio proportion, but each sheet shall be no less than 0.04 Yuan.

5. Procedure fee for refund: when refunding for publication stopping, suspension or discount sale, Party A shall pay procedure fee for refund to Party B according to 15% of total refunding amount.

6. Other agreements: ___________________

Article 3 Way of settlement

1. Party B shall pay the magazine price for the previous month to Party A within three workdays after the last issue in that month is collected. If the last day for payment is national holiday or weekend, the payment deadline will be postponed to the first workday after the holiday or weekend automatically.

2. Name of opening bank, name of account and account number of Party A:

Opening bank: Industrial and Commercial Bank of China Panjiayuan（Beijing） Sub-branch

Account name: China Information Technology Education Magazine Co., Ltd.

Account No.: [*]

Article 4 Implementation of Contract

1. Party A shall deliver the magazine according to the following time, place and specifications:

(1) Delivery time: according to agreement between Party A and Party B

(2) Delivery place: Place appointed by both Party A and Party B

(3) Delivery specifications: weight of each bundle shall be 10 – 12.5kg, and height shall be no higher than 30cm. The magazines will be bundled with upper and bottom packing papers by ropes in shape of “+”. The specific specifications will be agreed jointly by Party A and magazine department of Party B.

2. Party A shall delivery the magazines in full quantity as required by Party B, and issue extra magazines according to 3‰ of notified quantity of Party B (at least 10) for free for losses due to transportation.

3. Party A and Party B shall regularly conduct spot check for quantity of magazine delivered by Party A. If the quantity for one bundle is insufficient, Party A shall print corresponding copies to Party B for compensation according to the shortage rate; if no copies can be made up, the shorted copies shall be calculated according to the shortage rate, and converted to amount of money. Party B will deduct the amount in settlement to refund to subscribers.

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4. Party B shall notify the quantity of magazines to Party A or appointed unit of Party A by means of mail (mail, phone call, fax) within 20 days prior to the publication date of the magazine. In the event that Party A fails to receive the notice on quantity from Party B before the deadline, Party A shall urge the Party B to notify.

Contact person and information of Party A for quantity required: Ma Jianghua（马江华） 010 – 8766 3458, 13601295447

Contact person and information of Party B for quantity required: Service Data Treatment Center, 8599 2795

5. Both Party A and Party B shall communicate with each other in time, and consult mutually on problems with regard to issuance for resolution. For subscribers who fail to receive the magazine, Party B shall mail again within 3 days for local subscribers and 15 days for nonlocal subscribers; when no magazine can be used to make up, Party B shall refund to subscribers within 15 days.

6. In the event that Party A adds giveaway in the magazine issued, it shall gain approval of Party B and pay corresponding expenses.

Article 5 Change of magazine publication situations

1. The publication situations of the magazine shall be fixed. Should Party A actually need to change magazine name, issue No., publication date and price, it shall provide legal and effective procedures and notify the change to Party B 1 month prior to the quantity confirmation, and pay corresponding procedure fee for change. In case of temporary magazine suspension, combined issue, magazine stopping, supplementary issue and extra pages, Party A shall notify the change to Party B within three workdays, and pay procedure fee for change. Party A shall pay issuance expense for supplementary issue and extra pages. For nonlocal issuance, Party A shall directly notify the post company of nonlocal issuance place.

2. Party A shall combine the price when combining issues. Party B will deliver combined issue to subscribers who have subscribed any issue of the combined issue before official issue combination. The loss of price difference will be undertaken by Party A.

3. When Party A changes the price of issuance in the middle of the year, Party B shall settle with Party A by the new price. In order to maintain profits of subscribers, Party A shall undertake the difference between price rose and the amount collected according to former price based on the principle of “no extra charge for price rise, and refunding for price reduction”, and Party B will deduct the difference at one time from the amount payable to Party A.

4. In case of issuance stopping and suspension, Party A shall announce to the readers by effective way in advance.

Article 6 Rights and obligations of Party A

1. Party A has the right to require Party B providing the issuance quantity in each province (region and city) within the scope of issuance by quarters. In case of particular requirements, both Party A and Party B shall consult for content and expense of data service.

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2. Upon agreement of Party B, Party A can use the basic service function of Party B’s information release platform to know the basic issuance information of the magazine in time. The service fee will be confirmed by Party A and Party B through consultation.

3. Party A shall deliver the magazines in accordance with time, place and specifications agreed by both parties.

4. During the period that Party B is entrusted to issue the magazine, without consultation on consensus by both parties, Party A shall neither develop other issuance channels, nor entrust other unit or individual to handle issuance of the magazine. In the event that Party A sets reader’s service department, it can sell the magazine by retail, but shall not sell by wholesale.

5. Party A shall make sure the magazine complies with relevant regulations of press and publication management department, and will not infringe legal rights of others.

6. Party A shall print subscription code and price or retail price of the magazine on obvious position of cover or back cover of each issue.

7. Party A shall actively cooperate with Party B for issuance of the magazine, and guarantee the printing factory will not privately print extra magazines or conduct other behaviors impacting on the issuance and distribution market.

8. Party A shall provide the electronic information such as cover and sample e-magazine of the magazine according to the format regulated by Party B in time so that Party B can smoothly carry out propaganda and online subscription business for the magazine.

9. Other agreements: ______________

Article 7 Rights and obligations of Party B

1. Within the scope of issuance agreed in the contract, the post office in each area can handle the issuance service of the magazine.

2. Party B shall actively take charge of subscription collection, distribution, mail, delivery and retail of the magazine.

3. Party B shall carefully organize propaganda, subscription collection of the magazine, and list the name, subscription code, issue number and price of the magazine to the annual newspaper and periodicals subscription directory in each province (district, city) within the scope of issuance.

4. Party B shall make sure the issuance information of the magazine (only for magazine issued publicly in China) is uploaded to news and periodicals subscription website of China Post to provide online subscription service for readers for the convenience of propaganda on the subscription website and information communication with readers. Party B will charge Party A for providing information communication service functions such as advertising, propaganda and questionnaire.

5. Before submitting the quantity required, Party B accepts the subscription of readers at any time. Those who missed the subscription for an entire period can subscribe from the latest issue.

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6. Party B shall actively cooperate with Party A to carry out issuance propaganda. In the event that Party B issues relevant promotional items as required by Party A, the expenses will be confirmed by both parties through negotiation.

7. Party B shall actively cooperate with Party A to carry out various marketing plans and special market development to expand the influence of the magazine and promote increase of issuance quantity.

8. Party B shall actively cooperate with Party A to carry out reader market investigation and analysis, and provide information feedback.

9. Party B shall consult with Party A to actively conduct well large customer development and maintenance.

10. Party A shall deliver the magazines in full quantity according to the time agreed by the contract. After Party B collected the magazines in full quantity, it shall deliver in local downtown area within 24 hours. Meanwhile, Party B shall transport the magazines to nonlocal areas after 24 hours when the full quantity is collected.

11. Other agreements: ______________

Article 8 Liabilities for breach

1. During the validity period of the contract, in the event that either party arbitrarily terminates this contract, the terminating party shall pay liquidated damages for the other party. The liquidated damages shall be 40% of subscription and sales turnover of that year.

2. Should Party A violate the agreement of Item 4 Article 6 of the contract during the validity period of the contract, it shall pay liquidated damages equaling to 30% of issuance turnover during the breaching period to Party B. Party B can require Party A to correct the aforesaid behaviors. In the event that Party A refuses to correct, Party B has the right to terminate the contract and Party A shall compensate the losses of Party B due to termination of the contract.

3. In the event that this magazine fails to comply with relevant regulations of press and publication, or infringes legal rights of others, Party A shall undertake corresponding responsibilities and compensate Party B for the losses caused hereby.

4. Should Party A fail to deliver magazines according to the time, place, specifications and quantity agreed by the contract, Party A shall pay liquidated damages equaling to 3% of subscription turnover of current issue of the magazine to Party B (no less than 2000 Yuan in principle), and make adjustment and improvement in time.

5. Should the magazine fail to be listed to newspaper and magazine subscription directory for that year in each province (region, city) within the scope of issuance due to the cause of Party B, Party B shall adopt remedy measures in time; in case of any losses for subscription of the magazine, Party B shall pay liquidated damages of 10,000 Yuan at one time.

6. Should Party B, by reason of himself, fail to ask required quantity from or deliver magazines to Party A according to the time agreed by the contract, causing loss of Party A, Party B shall pay liquidated damages to Party A. The liquidated damage shall be 2% of total amount of subscription and sales which suffered losses by Party A.

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7. Should Party B fail to settle with Party A within time and amount regulated in the contract, Party B shall pay overdue fine equaling to3‰ of overdue amount for every overdue day.

8. Other agreements: ______________

Article 9 Termination of contract

1. This contract can be terminated upon consensus of Party A and Party B through consultation.

2. In case of one of the following situations, either party can propose to terminate the contract:

(1) The contract purpose cannot be realized due to force majeure;

(2) Before expiration of performance period, either party makes clear or express by its behavior that it will not fulfill the main obligations;

(3) Either party delays to fulfill main obligations and still fails to fulfill within reasonable time period upon interpellation;

(4) Either party cannot realize the contract purpose due to the breaching behaviors; and

(5) Other circumstances regulated by laws and regulations.

3. Should either party propose to terminate the contract, it shall notify the other party 60 days in advance.

Article 10 Exceptions

1. In the event that the contract fails to be fulfilled or cannot be fulfilled as scheduled due to force majeure events, neither Party A nor Party B will undertake the liabilities for breach.

2. In the event that the contract cannot be fulfilled due to policy adjustment of relevant national departments, neither Party A nor Party B will undertake the liabilities for breach.

Article 11 Extension of validity period

The validity period of the contract is from Jan. 1, 2011 to Dec. 31, 2011. Before expiration of the contract term, if both parties agree that Party B will issue the magazine continuously upon consensus through consultation and Party A submits the “Newspaper and Periodical Publication Detailed Registration Sheet” and “Sheet of Publication Date and Issue Number” for the next year to Party B, the validity period of the contract will extend for a year automatically.

Article 12 Dispute resolution

The disputes between Party A and Party B during performance of the contract shall be solved firstly by consultation; if consultation fails, both parties can file a lawsuit to the People’s Court where the contract is signed.

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Article 13 Supplementary articles

1. This contract takes effect since the signing and sealing (official seal or special seal for contract) day of legal representatives or persons in charge of both parties.

2. The original of the contract is made in quadruplicate, with two pieces for each party.

3. For the unaccomplished matters of the contract, both parties shall make supplementary agreements in form of appendix of contract after sufficient consultation. The appendix of the contract is viewed as constitutional part of the contract and with equal legal validity.

Party A: China Information Technology Education Magazine Co., Ltd. (Sealed)

Legal Representative/Entrusted Agent: Li Weifu （李维福）(Signature)

M/D/Y

Party B: Beijing Office of Circulations (Sealed)

Legal Representative/Entrusted Agent: Zhang Ganquan (章干泉(Signature)

M/D/Y

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